Exhibit 10.59

AMENDMENT NUMBER 4
TO THE
FOUNDATION COAL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT is made this 23rd day of January 2014 by the Executive Vice President – Administration and Support Services to the Foundation Coal Supplement Executive Retirement Plan (the "Plan"), as initially adopted effective July 30, 2004.

RECITALS

WHEREAS, the Compensation Committee of Alpha Natural Resources, Inc., the parent of the Plan's sponsor, Foundation Coal Corporation, has authorized the Executive Vice President – Administration and Support Services to amend the Plan to provide for an "Automatic Cash-out" provision in accordance with the rules set forth under Internal Revenue Code Section 409A and applicable regulations.

AMENDMENT

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Section 6.1 is hereby amended by the addition of the following Subsection (c):

"(c)    Automatic Cash-Out. Subject to any delay required by Subsection (b) but notwithstanding any other provisions of the Plan to the contrary, at any time that the actuarially equivalent (as defined in accordance with Section 6.1) lump sum value of the Participant's Supplemental Benefit is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) for the Plan Year of reference, the Company may elect to immediately distribute such Supplemental Benefit to the Participant in a single lump-sum, provided that the payment results in the termination and liquidation of the entirety of the Participant's interest under the Plan, including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan in accordance with the applicable provisions of Treasury Regulation Section 1.409A-1(c)(2). Such distribution may be made regardless of whether or not the Participant has not incurred a Separation from Service."

2.    The effective date of this amendment shall be January 23, 2014.

IN WITNESS WHEREOF, the Executive Vice President – Administration and Support Services has duly executed this Amendment as of the date first written above.

Alpha Natural Resources, Inc.

By:	/s/ Gary Banbury
Gary Banbury
Executive Vice President, Administration & Support Services